Exhibit 10.10

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to Loan and Security Agreement (this “Amendment”), dated as of May 1, 2014, is by and between Cachet Financial Solutions Inc., a Minnesota corporation (“Borrower”), and Trooien Capital, LLC, a Minnesota limited liability company (“Lender”), and amends that certain Loan and Security Agreement by and between the parties dated as of December 12, 2013 (the “Loan Agreement”).

Borrower desires Lender to commit to make the Term Loan to Borrower in an amount sufficient to satisfy the outstanding obligations of Borrower to pay principal and interest owed to the Senior Lender under the Senior Loan Agreement (the “Senior Payoff Amount”), and Lender is willing to make such commitment to Borrower, all in accordance with the terms of this Agreement.  Capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement.

Now, Therefore, in consideration of the foregoing premises (hereby incorporated into and made a part of this Amendment) and the mutual covenants herein contained, the parties hereby agree as follows:

1.	Section 1.1(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

1.1
Term Loan.  Subject to the terms and conditions of this Agreement and within ten calendar days of the written request of Borrower on or prior to May 12, 2014, Lender agrees to make additional Advances to Borrower, in an amount sufficient to satisfy the Senior Payoff Amount but in no event exceeding the Loan Limit.  The Term Loan, together with all Advances made by Lender to Borrower hereunder, shall be evidenced by, and be repayable in accordance with the terms of, the Note and this Agreement.

2.	Section 1.1(b) of the Loan Agreement is hereby deleted in its entirety.

3.	Section 5(b) of the Loan Agreement is hereby amended to read in its entirety as follows:

(b)           cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date (including increases, extensions, renewals and replacements thereof), (iii) deferred Taxes, (iv) by endorsement of Instruments or items of payment for deposit to the general account of Borrower, (v) Purchase Money Indebtedness, (v) other Indebtedness incurred after the Closing Date that is junior to the Obligations and not secured by any collateral;

4.	This Amendment shall be subject to all of the terms and conditions set forth in Section 9 of the Loan Agreement, all of which are incorporated herein by this reference.

5.	Except as expressly set forth herein, the terms and conditions of the Loan Agreement shall be unaffected by this Amendment.

In Witness Whereof, this Amendment No. 1 to Loan and Security Agreement has been duly executed as of the date first written above.

BORROWER:

CACHET FINANCIAL SOLUTIONS INC.

By:	/s/ Jeffrey C. Mack
Jeffrey C. Mack, President
Address for Notice:

Cachet Financial Solutions Inc.
Attention:  President
Southwest Tech Center A
18671 Lake Drive East
Minneapolis, MN 55317
Facsimile: (952) 698-6999

LENDER:

TROOIEN CAPITAL, LLC

By:	/s/ Gerald S. Trooien
Gerald S. Trooien, Chief Manager

Address for Notice:

1010 Sibley Memorial Hwy
Mendota Heights MN
55118
Facsimile: 651-641-1244